Exhibit (d.2)

Schedule A

to the

Investment Advisory Agreement dated December 1, 2009

between

iShares, Inc.

and

BlackRock Fund Advisors

Advisory Fee for the Category I (MSCI Developed Markets Single Country) Funds:

0.59% per annum of the aggregate net assets of the Category I Funds less than or equal to $7.0 billion plus 0.54% per annum of the aggregate net assets of the Category I Funds over $7.0 billion, up to and including $11.0 billion plus 0.49% per annum of the aggregate net assets of the Category I Funds over $11.0 billion, up to and including $24.0 billion plus 0.44% per annum of the aggregate net assets of the Category I Funds over $24.0 billion, up to and including $48.0 billion plus 0.40% per annum of the aggregate net assets of the Category I Funds over $48.0 billion, up to and including $72.0 billion,

plus 0.36% per annum of the aggregate net assets of the Category I Funds over $72.0 billion, up to and including $96.0 billion plus 0.32% per annum of the aggregate net assets of the Category I Funds in excess of $96.0 billion

Category I Funds:

iShares MSCI Australia ETF

iShares MSCI Austria Capped ETF

iShares MSCI Belgium Capped ETF

iShares MSCI Canada ETF

iShares MSCI Eurozone ETF

iShares MSCI France ETF

iShares MSCI Germany ETF

iShares MSCI Hong Kong ETF

iShares MSCI Ireland Capped ETF*

iShares MSCI Italy Capped ETF

iShares MSCI Japan ETF

iShares MSCI Japan Small-Cap ETF

iShares MSCI Malaysia ETF

iShares MSCI Mexico Capped ETF

iShares MSCI Netherlands ETF

iShares MSCI New Zealand Capped ETF*

iShares MSCI Singapore Capped ETF

iShares MSCI Spain Capped ETF

iShares MSCI Sweden Capped ETF

iShares MSCI Switzerland Capped ETF

iShares MSCI United Kingdom ETF*

Advisory Fee for Category II (MSCI Emerging Markets Single Country) Funds:

0.74% per annum of the aggregate net assets of the Category II Funds less than or equal to $2.0 billion plus 0.69% per annum of the aggregate net assets of the Category II Funds over $2.0 billion, up to and including $4.0 billion plus 0.64% per annum of the aggregate net assets of the Category II Funds over $4.0 billion, up to and including $8.0 billion plus 0.57% per annum of the aggregate net assets of the Category II Funds over $8.0 billion, up to and including $16.0 billion plus 0.51% per annum of the aggregate net assets of the Category II Funds over $16.0 billion, up to and including $24.0 billion plus 0.48% per annum of the aggregate net assets of the Category II Funds over $24.0 billion, up to and including $32.0 billion plus 0.45% per annum of the aggregate net assets of the Category II Funds in excess of $32.0 billion

Category II Funds:

iShares MSCI All Peru Capped ETF*

iShares MSCI Brazil Capped ETF

iShares MSCI Brazil Small-Cap ETF*

iShares MSCI Chile Capped ETF

iShares MSCI China ETF*

iShares MSCI China Small-Cap ETF*

iShares MSCI Indonesia ETF*

iShares MSCI Israel Capped ETF

iShares MSCI Philippines ETF*

iShares MSCI Poland Capped ETF*

iShares MSCI Qatar Capped ETF*

iShares MSCI Russia Capped ETF

iShares MSCI South Africa ETF

iShares MSCI South Korea Capped ETF

iShares MSCI Taiwan Capped ETF

iShares MSCI Thailand Capped ETF

iShares MSCI Turkey ETF

iShares MSCI UAE Capped ETF*

Advisory Fee for Category IV (MSCI Emerging Markets Multi Country) Funds:

0.75% per annum of the aggregate net assets of the Category IV Funds less than or equal to $14.0 billion plus 0.68% per annum of the aggregate net assets of the Category IV Funds over $14.0 billion, up to and including $28.0 billion plus 0.61% per annum of the aggregate net assets of the Category IV Funds over $28.0 billion, up to and including $42.0 billion plus 0.54% per annum of the aggregate net assets of the Category IV Funds over $42.0 billion, up to and including $56.0 billion plus 0.47% per annum of the aggregate net assets of the Category IV Funds over $56.0 billion, up to and including $70.0 billion plus 0.41% per annum of the aggregate net assets of the Category IV Funds over $70.0 billion, up to and including $84.0 billion plus 0.35% per annum of the aggregate net assets of the Category IV Funds in excess of $84.0 billion

Category IV Funds:

iShares Edge MSCI Min Vol Emerging Markets ETF

iShares MSCI All Country Asia ex Japan ETF*

iShares MSCI BRIC ETF

iShares MSCI Emerging Markets ETF

iShares MSCI Emerging Markets Small-Cap ETF

Advisory Fee for iShares Category VI (MSCI International/Global Multi Country) Funds:

0.3500% per annum of the aggregate net assets less than or equal to $30.0 billion plus 0.3200% per annum of the aggregate net assets over $30.0 billion, up to and including $60.0 billion plus 0.2800% per annum of the aggregate net assets over $60.0 billion, up to and including $90.0 billion plus 0.2520% per annum of the aggregate net assets over $90.0 billion, up to and including $120.0 billion plus 0.2270% per annum of the aggregate net assets in excess of $120.0 billion

Category VI Funds:

iShares Edge MSCI Min Vol EAFE ETF*

iShares Edge MSCI Min Vol Global ETF

iShares Human Rights ETF*

iShares MSCI ACWI ETF*

iShares MSCI ACWI ex U.S. ETF*

iShares MSCI EAFE ETF*

Fund	Annual Fee
iShares Asia/Pacific Dividend ETF	0.49%
iShares Core MSCI Emerging Markets ETF	0.14%
iShares Currency Hedged MSCI Emerging Markets ETF	0.78%
iShares Edge MSCI Min Vol EM Currency Hedged ETF	0.78%
iShares Edge MSCI Multifactor Emerging Markets ETF	0.45%
iShares Emerging Markets Dividend ETF	0.49%
iShares Emerging Markets High Yield Bond ETF	0.50%
iShares International High Yield Bond ETF	0.40%
iShares J.P. Morgan EM Corporate Bond ETF	0.50%
iShares J.P. Morgan EM Local Currency Bond ETF	0.50%
iShares MSCI Colombia Capped ETF iShares MSCI EM ESG Optimized ETF	0.61 0.25	% %
iShares MSCI Emerging Markets Asia ETF	0.49%
iShares MSCI Emerging Markets ex China ETF	0.49%
iShares MSCI Frontier 100 ETF	0.79%
iShares MSCI Global Agriculture Producers ETF	0.39%
iShares MSCI Global Energy Producers ETF	0.39%
iShares MSCI Global Gold Miners ETF	0.39%
iShares MSCI Global Metals & Mining Producers ETF	0.39%
iShares MSCI Global Silver Miners ETF	0.39%
iShares MSCI USA Equal Weighted ETF	0.15%
iShares MSCI World ETF iShares US & Intl High Yield Corp Bond ETF	0.24 0.40	% %

Advisory Fee for Group X (2012 Equity) Funds

	First $46 billion	Greater than $46 billion Up to $81 billion	Greater than $81 billion Up to $111 billion	Greater than $111 billion Up to $141 billion	Greater than $141 billion
iShares Latin America 40 ETF*	0.5000%	0.4750%	0.4513%	0.4287%	0.4073%
iShares MSCI Pacific ex Japan ETF	0.5000%	0.4750%	0.4513%	0.4287%	0.4073%
iShares Russell 2000 ETF*	0.2000%	0.1900%	0.1805%	0.1715%	0.1630%
iShares Russell 2000 Growth ETF*	0.2500%	0.2375%	0.2257%	0.2144%	0.2037%
iShares Russell 2000 Value ETF*	0.2500%	0.2375%	0.2257%	0.2144%	0.2037%
iShares Select Dividend ETF*	0.4000%	0.3800%	0.3610%	0.3430%	0.3259%
iShares U.S. Preferred Stock ETF*	0.4800%	0.4560%	0.4332%	0.4116%	0.3910%

*	This Fund is a fund of iShares Trust.

Amended and Approved by the Board of Directors of iShares, Inc. on June 19-21, 2017.